Exhibit 10.32

NOTE

(Long Term with Fixed Rate)

Date: December 2, 2013

For Value Received, on December 1, 2023 (the "Loan Maturity Date"), Borrower, as defined below, as principal, promises to pay NORTHWEST FARM CREDIT SERVICES , FLCA ("Lender") or order, at its office in Spokane, Washington, or such other place as the holder of this Note (this "Note") may designate in writing, the principal balance of Seventeen Million Nine Hundred Eighty Thousand and no/lOO's Dollars ($17,980,000.00) (the "Total Commitment Amount"), or so much thereof as may be outstanding, plus interest thereon from and after any Disbursement Date, at interest rates as provided for hereafter.

1.   Definitions. For purposes of this Note, the following definitions apply. Capitalized terms not otherwise defined herein shall have the meanings given in the Master Loan Agreement .

"Adjusted Principal Balance" of this Loan on any date is the unpaid principal balance minus the principal payments that are due on or before such date and are unpaid on such date.

"Borrower" means ORM Timber Fund III (REIT) Inc., a Delaware corporation.

"Closing Date" means the date the Loan Documents are fully executed and the conditions precedent to Loan closing have been met to Lender's satisfaction or waived by Lender in writing.

"Disbursement Date"means any Business Day when Loan principal is advanced under this Note to or on the account of Borrower.

"Guarantors" means ORM Timber Fund III LLC, a Delaware limited liability company, and ORM Timber Fund III (Foreign) LLC, a Delaware limited liability company, under the Guaranty Agreement (the "Guaranty") executed by such parties in connection with the Loan Documents.

"Loan" means all principal amounts advanced by Lender to Borrower or on the account of Borrower or otherwise under this Note and the other Loan Documents, and all fees or charges incurred as provided for in this Note and the other Loan Documents, plus all interest accrued thereon.

"Loan Purpose" means, (a) the purchase of timber and timberlands, and (b) to pay Loan fees and all Lender's reasonable transaction costs.

"Master Loan Agreement" means that certain agreement dated on or around even date herewith, by and between Borrower, Lender and Northwest Farm Credit Services, PCA, that contains the terms and conditions that further govern the relationship of the parties, as further amended , modified, extended, restated or supplemented from time to time.

"Notice" shall have the meaning given in Paragraph 2.04 hereof.

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

2.   Advances, Fees, Expenses and Notice.

2.1          Advance. All Loan principal shall be advanced on a Disbursement Date.

2.2          Loan Fee. Borrower shall pay Loan fees as set forth in a separate loan fee letter.

2.3          Fees and Expenses. Borrower shall pay Lender on demand, all fees and expenses, including attorney fees, related to closing the Note and incurred in any loan servicing action or to protect or enforce any of Lender's rights in bankruptcy, appellate proceedings or otherwise, under this Note or the other Loan Documents. All sums advanced by Lender to protect its interests hereunder or under the other Loan Documents and all Prepayment and Breakage Fees shall be payable on demand and shall accrue interest under the interest rate in effect on such date and shall be treated as an advance under this Note.

2.4          Notice of Prepayment and Pricing.

a. Prepayment of Principal. Borrower shall provide Lender with Notice of the amount of any prepayment no later than 10:00 a.m. Spokane time one Business Day prior to the Business Day the prepayment will be made.

b. Form of Notice. Borrower may provide Lender any Notice required under this Note by use of the notice in form substantially as set forth on Exhibit A hereto or other documentation as may be prescribed by Lender. Alternatively, Borrower may telephone Lender at the numbers designated on Exhibit A or as may be provided by Lender from time to time. If Notice is by telephone, Lender will confirm to Borrower the elected prepayment in writing. All such Notices are deemed irrevocable when given and are subject to Breakage Fees.

3.            Interest Rate.

3.1          Fixed Rate. Borrower locked in a fixed per annum interest rate of 5.10 percent on November 13, 2013. The fixed interest rate of 5.10 percent per annum shall remain in effect for the term of the Loan unless changed to the Default Interest Rate.

3.2          Interest Rates. The interest rate used herein does not necessarily represent the lowest rates charged by Lender on its loans. Interest rates are calculated on the basis of the actual number of days elapsed during the year for the actual number of days in the year.

4.            Payment.

4.1          Mandatorv Payment - Loan to Value. Borrower shall, upon 10-days' notice from Lender, repay the unpaid principal amount advanced under this Note in such amount as is necessary to reduce the unpaid principal amount of the Loan to an amount equal to the loan to value requirement as set forth in Section 6.02.b of the Master Loan Agreement, of the Excess Cutting Payment required in Section 6.04 of the Master Loan Agreement, which shall be in addition to any regularly scheduled payments due under this Note. Failure to make such mandatory payments is a monetary default under this Note. Such repayments of principal may be subject to the Prepayment Fee.

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

4.2          Mandatorv Payment -Excess Cutting Payment. Borrower shall pay to Lender the Excess Cutting Payment in the manner and as required to be paid under in Section 6.04 of the Master Loan Agreement, which payment shall be in addition to any regularly scheduled payments due under this Note. Failure to make such mandatory payment is a monetary default under this Note. Such repayments of principal may be subject to the Prepayment Fee.

4.3          Interest only Payments. Borrower shall make quarterly interest only payments on the first day of each Fiscal Quarter beginning January 1, 2014, which payments shall consist of interest that accrued during such prior period on the Adjusted Principal Balance of the Loan.

4.5          Payment in Full on Loan Maturity Date. The unpaid principal balance, unpaid interest thereon, and other amounts due under this Note and the other Loan Documents shall be paid in full on the Loan Maturity Date.

4.6          Manner of Payments. If any payment date is not a Business Day, then payment shall be due on the next succeeding Business Day. All sums payable to Lender hereunder shall be paid directly to Lender in immediately available funds in U.S. dollars. Lender shall provide Borrower periodic statements of all amounts due hereunder at applicable interest rates, which statements shall be considered correct and conclusively binding on Borrower in all respects and for all purposes unless Borrower notifies Lender in writing of any objections within 15 days of receipt of any such statement.

4.7          Application of Payments. Lender may apply any payment received from or on behalf of Borrower to principal, interest, or any part of the indebtedness, including any fees and expenses due under this Note or any other Loan Document, as Lender, in its sole discretion, may choose. Subject to the preceding sentence, Borrower may at any time pay any amount of principal in advance of its maturity subject to the Prepayment Fee described herein. Unless Lender otherwise elects, so long as there is no Event of Default, principal prepayments shall reduce the balance owing and discharge the indebtedness at an earlier date, but shall not alter the obligation to pay scheduled payments until the indebtedness is paid in full.

5.            Prepayment and Breakage Fees. This Loan is subject to the prepayment and breakage fee provisions set forth in Section 7 of the Master Loan Agreement.

6.            Default.

6.01        Events of Default. Time is of the essence in the performance of this Note. The occurrence of any one or more of the Events of Default set forth in Paragraph 8.01 of the Master Loan Agreement shall constitute an "Event of Default" under this Note.

6.2          Acceleration. In the event of any uncured Event of Default beyond any applicable cure periods provided for in the Loan Documents, at Lender's option, without notice or demand, the unpaid principal balance of the Loan, plus all accrued and unpaid interest thereon and all other amounts due shall immediately become due and payable.

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

6.3   Default Interest Rate. The "Default Interest Rate" applicable to a delinquent payment shall equal four percent (4%) per annum above the interest rate in effect at the time such payment was due, which rate shall accrue on the total amount of the payment due until paid, accelerated and or upon maturity. Provided however, upon acceleration and or maturity, the Default Interest Rate shall be equal to and remain at four percent (4%) per annum above the interest rate in effect at the time of acceleration or maturity and shall accrue on the entire unpaid balance of the Loan until paid in full.

6.4   Notice and Oooortunitv to Cure. Any notice and opportunity to cure shall be provided in accordance with Paragraph 8.04 of the Master Loan Agreement.

7.      Security. This Note is secured by the property described in the Membership Agreement and any other Loan Document that grants Lender a lien, security interest, or other rights or entitlements in, to or against such described property (collectively, the "Collateral"), including but not limited to the following specific Loan Documents:

Mortgage, Financing Statement and Fixture Filing dated December 2, 2013 (Grays Harbor County)
Mortgage, Financing Statement and Fixture Filing dated December 2, 2013 (Pacific County)
Deed of Trust, Financing Statement and Fixture Filing dated December 2, 2013 (Siskiyou County)

8.      Loan Terms, Provisions and Covenants. This Note is subject to the terms, provisions and covenants of the Master Loan Agreement and the other Loan Documents.

9.      Miscellaneous.

9.1   Funds Management Services. Lender may provide funds management services to Borrower. Upon request, Lender shall provide Borrower a quote for identified funds management services. Borrower shall comply with all funds management service agreements during the term of this Note. All fees incurred shall be considered a request for an advance under the Loan. The funds management services and fees may be adjusted upon reasonable notice by Lender.

9.2   Governing Law. The substantive laws of the State of Washington shall apply to govern the construction of the Loan Documents and the rights and remedies of the parties except where the location of the Collateral for the Loan may require the application of the laws of another state or where federal laws, including the Farm Credit Act of 1971, as amended, may be applicable.

9.3   General Provisions. Borrower agrees to this Note as of the date above written. Borrower waives presentment for payment, demand, notice of nonpayment, protest, notice of protest and diligence in enforcing payment of this Note. This Note and the other Loan Documents constitute the entire agreement between Borrower and Lender and supersede all prior oral negotiations and promises which are merged into such writings. Upon written agreement of the parties, the interest rate, payment terms or balances due under this Note may be indexed, adjusted , renewed or renegotiated . Lender may at any time, without notice, release all or any part of the security for this Note, including any real estate and or personal property covered by the Loan Documents; grant extensions, deferments , renewals or reamortizations of any part of the indebtedness evidenced by this Note over any period of time; and release from personal liability any one or more of the parties who are or may become liable for the indebtedness evidenced by this Note without affecting the personal liability of any other party. Lender may exercise any and all rights and remedies available at law, in equity and provided herein and in the other Loan Documents. Any delay or omission by Lender in exercising a right or remedy shall not waive that or any other right or remedy. No waiver of default by Lender shall operate as a waiver of the same or any other default on a future occasion. Lender shall not be obligated to renew the Note or any part thereof or to make additional or future loans to Borrower. Borrower agrees to take any action requested by Lender to perfect or continue the lien and priority of the Loan Documents, including but not limited to, any action requested by any governmental agency. All Exhibits hereto are incorporated herein and made a part of this Note. This Note may be executed in any number of counterparts , each of which shall be deemed to be an original, but all of which together, shall constitute but one and the same instrument. Borrower shall comply with the capitalization requirements of ACA , as stated in the Membership Agreement.

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

Borrower agrees that the Note described herein shall be in default should any proceeds be used for a purpose that will contribute to excessive erosion of highly erodible land or to the conversion of wetlands to produce or to make possible the production of an agricultural commodity, as further explained in 7 CFR Part 1940, Subpart G, Exhibit M.

9.04 WAIVER OF JURY TRIAL. BORROWER AND LENDER HEREBY IRREVOCABLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LOAN DOCUMENT AND ANY FUTURE MODIFICATIONS, AMENDMENTS, EXTENSIONS, RESTATEMENTS AND SERVICING ACTIONS RELATING TO THIS LOAN DOCUMENT. THE PARTIES INTEND THAT THIS JURY WAIVER WILL BE ENFORCED TO THE MAXIMUM EXTENT ALLOWED BY LAW.

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHING TON LAW.

BORROWER:
ORM Timber Fund III (REIT) Inc.
By: Olympic Resource Management LLC, its Manager
By: Pope MGP, Inc., its Managing Member

By: David L. Nunes
Its: President and CEO

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)

EXHIBIT A
NOTICE/CONFIRMATION

NOTICE TO:
Loan Accounting and Operations
Northwest Farm Credit Services, FLCA
1700 South Assembly Street	P. 0. Box 2515	Fax: 509-340-5508
Spokane, WA 99224-2121	Spokane, WA 99220-2515	Tel: 1-800-216-4535

This Notice is provided pursuant to the Note dated December 2, 2013, as extended , renewed, amended or restated.

D Prepayment of Principal

Principal Amount _________________________________
Date to be Effective _______________________________

Date: _________________________

ORM Tim her Fund III (REIT) Inc.

By: ___________________________
Authorized Agent

CONFIRMATION
Lender confirms that the above actions were taken or modified as provided for below:

NORTHWEST FARM CREDIT SERVICES, FLCA

Date: _______________________	By: ___________________________________
Authorized Agent

Note
(ORM Timber Fund III (REIT) lnc./Note No. 6214502)